Exhibit 3.2

                                 CIT GROUP INC.

                          AMENDED AND RESTATED BY-LAWS

                        As Amended Through July 22, 2003

                                    ARTICLE I

                                    OFFICES

            Section 1.01. Registered Office. The registered office of CIT Group Inc. (Del) (the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

            Section 1.02. Other Offices. The Corporation may also have one or more offices at such other places, either within or without the State of Delaware, as the board of directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.

            Section 1.03. Location of Books and Records. The books and records of the Corporation may be kept (subject to the provisions of the laws of the State of Delaware) at any place, either within or without the State of Delaware, as from time to time may be determined by the Board of Directors.

                                   ARTICLE II

                                  STOCKHOLDERS

            Section 2.01. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Section 2.02. Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting of stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Any previously scheduled annual meeting of stockholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such meeting.


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            Section 2.03. Special Meetings.  Unless otherwise  prescribed by law or by the Certificate of Incorporation of the Corporation (including any certificates of designation with respect to any of the Corporation's Preferred Stock ("Preferred Stock"), the "Certificate of Incorporation"), special meetings of stockholders, for any purpose or purposes, may be held at any time, but only when called by the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a special meeting of stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Except as otherwise required by law or by the Certificate of Incorporation, no business shall be transacted at any special meeting of stockholders other than the items of business stated in the notice of meeting.

            Section 2.04. Notice of Meetings. A notice of meeting, stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which such special meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, or, to the extent and in the manner permitted by applicable law.

            Section 2.05. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The Chairman of the Board or the holders of a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is a quorum (or, in the case of specified business to be voted on by a class or series, the Chairman of the Board or the holders of a majority of the voting power of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

            Section 2.06. Notice of Stockholder Business and Nominations.

(a) Annual Meetings.

      (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at any annual meeting of stockholders (a) pursuant to the Corporation's Notice of meeting delivered pursuant to Section 2.04 of these By-Laws, (b) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) by any stockholder of the Corporation who (i) is entitled to vote at the meeting, (ii) was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation and (iii) has complied with the notice procedures set forth in subparagraphs 2 and 3 of this Section 2.06.

      (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of Section 2.06(a)(1), the stockholder must have given timely notice thereof in writing to the
Secretary  of  the  Corporation   and,


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in the case of business  other than  nominations,  such other business must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware (the "General Corporation Law"). To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty
(120) days prior to the first anniversary of the preceding year's annual meeting; provided that, in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than ninety (90) days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described in this Section 2.06(a). Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. If the stockholder or beneficial owner intends to solicit proxies in support of any such nomination or proposal, such stockholder's notice shall also include a representation to that effect.

      (3) Notwithstanding anything in the second sentence of Section 2.06(a)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.06 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

      (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section
2.04. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who (i) is entitled to vote at the


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meeting, (ii) is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and (iii) complies with the notice procedures set forth in this Section 2.06.Such nominations of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if the stockholder's notice required by Section 2.06(a)(2) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting by any stockholder of the Corporation who (i) is entitled to vote at the meeting, (ii) was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation and (iii) has complied with the notice procedures set forth in subparagraphs 2 and 3 of this Section 2.06

      (c) General.

      (1) Except as otherwise set forth in Section 3.05, only persons who are nominated in accordance with the procedures set forth in this Section 2.06 shall be eligible to be elected or serve as directors at a meeting of stockholders and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.06. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with this Section 2.06 and, if any proposed nomination or business is not in compliance with this Section 2.06, or if a stockholder or beneficial owner solicits proxies in support of a nomination or proposal without having made the representation required in
Section 2.06(a)(2), to declare that such proposal or nomination shall be disregarded.

      (2) For purposes of this Section 2.06, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      (3) Notwithstanding the foregoing provisions of this Section 2.06, a stockholder shall in any event also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.06. Nothing in this Section 2.06 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            Section 2.07. Chairman and Secretary of the Meeting. Meetings of the stockholders shall be presided over by the Chairman of the Board or the Chief Executive Officer, or if neither the Chairman nor the Chief Executive Officer is present, any officer designated by the Chairman of the Board or the Chief Executive Officer to act as chairman, or if the Chairman and Chief Executive Officer are not present and neither the Chairman nor the Chief Executive Officer has designated a chairman, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and shall keep the minutes thereof. The order of business at all meetings of the stockholders and the procedure at the meeting, including such


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regulation  of the manner of voting and the conduct of  discussion,  shall be as determined by the chairman of the meeting.

            Section 2.08. Voting Rights. At any meeting of stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his or her authorized representative, or otherwise as provided under the General Corporation Law.

            Section 2.09. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ninety (90) nor less than ten (10) days before the date of any such meeting, shall not be more than ten (10) days after the date on which the Board of Directors, by resolution, fixes a record date for any such consent in writing, and shall not be more than ninety (90) days prior to any other action.

            Section  2.10.  List of  Stockholders.  For a period of at least ten
(10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order for each class of stock, and showing their addresses and their record holdings as of the record date shall be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

            Section 2.11. Ratification. Any transaction questioned in any stockholders' derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock, voting as provided in the Certificate of Incorporation, and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

            Section 2.12. Inspectors. The Board of Directors may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting, decide upon the qualification of voters, count the votes, decide the results and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and to the


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extent  required  by law shall,  appoint  one or more  inspectors  to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

                                   ARTICLE III

                                    DIRECTORS

            Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or these By-Laws required to be exercised or done by the stockholders.

            Section 3.02. Number and Term of Office. Subject to the rights of the holders of any Preferred Stock to elect directors under any specified circumstances, the entire Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Subject to his or her earlier death, resignation or removal as provided in Sections 3.04 or 3.05, each director shall hold office until the annual meeting of the stockholders next ensuing after his or her election and until his or her successor is elected and shall have qualified. Directors need not be stockholders.

            Section 3.03. Quorum. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The act of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise provided in the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting. If permitted by applicable law, the directors present at a duly authorized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

            Section 3.04. Resignation. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

            Section 3.05. Removal. Subject to any rights of holders of Preferred Stock, any director may be removed from office, for cause, by the holders of a 66 2/3% or more of the voting power of the outstanding shares of Voting Stock, voting together as one class.

            Section 3.06. Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until their successors shall have been duly elected and qualified, subject to their prior death, resignation, retirement disqualification or removal from office. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

            Section 3.07. Meetings. (a) Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. In the absence of any such designation, the meetings shall be held at the principal executive offices of the Corporation. Regular meetings of the Board of Directors shall be held six times each year on a bi-monthly basis and special meetings may be held at any time upon the call of the Chairman of the Board or the Chief Executive Officer or the President or, at the request in writing of a majority of the directors, by the Secretary.

      (b) A meeting of the Board of Directors may be held without notice immediately after or before the annual meeting of stockholders at the same place at which such meeting was held or as soon as practicable after the annual meeting of stockholders on such date and at such time and place as the Board of Directors determines from time to time. For all other meetings of the Board of Directors, the Secretary or an Assistant Secretary shall give notice to each director of the time and place of the meeting by (a) mailing such notice by United States mail not later than the tenth (10th) day preceding the day on which such meeting is to be held, (b) sending such notice via courier not later than the fourth (4th) business day preceding the day on which such meeting is to be held or (c) sending such notice by facsimile or electronic mail transmission or other form of electronic communication or delivering such notice personally or by telephone, in each case, not later than during the second (2nd) day immediately preceding the day on which such meeting is to be held. Notice of any meeting need not be given to any director who shall submit, either before or after the time stated therein, a signed waiver of notice or who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, and also to the other directors unless the place, date and time of the new meeting are announced at the meeting at the time at which the adjournment is taken.

      (c) The Chairman of the Board shall preside at all meetings of the Board of Directors at which he shall be present. In his or her absence, the Lead Director shall preside at all meetings of the Board of Directors at which he or she shall be present and in the absence of the Lead Director, the Board of Directors shall choose a chairman of each meeting who shall preside thereat.

            Section 3.08. Dividends. To the extent permitted by law, the Board of Directors shall have full power and discretion, subject to the provisions of the Certificate of Incorporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

            Section 3.09. Committees. (a) The Corporation shall have two standing committees: (i) the audit committee and (ii) and the compensation and governance committee.

      (b) The audit committee shall be governed by the Audit Committee Charter adopted by resolution of the Board of Directors.

      (c) The compensation and governance committee shall be governed by the Compensation and Governance Committee Charter adopted by resolution of the Board of Directors.

            Section 3.10. Additional Committees. The Board of Directors may in its discretion , by resolution passed by the affirmative vote of a majority of the entire Board of Directors, designate such other committees, which, to the extent permitted by law and conferred by the resolutions appointing them, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to dissolve any such committee formed by it.

            Section 3.11. Committee Membership. Subject to any other provisions herein or in any applicable charter (including the Audit Committee Charter and the Compensation and Governance Committee Charter), the Board of Directors shall determine the number and the identity of the directors who shall belong to each committee.

            Section 3.12. Rules and Procedures. (a) Each committee may fix its own rules and procedures and shall meet at such times and places as may be provided by such rules, by resolution of the committee or by call of the chairman of the committee. Notice of meetings of each committee, other than of regular meetings provided for by its rules or resolutions, shall be given to committee members. At all meetings of such committee, a majority of its members, but not less than two, shall constitute a quorum for the transaction of business. The act of the committee members present at any meeting at which there is a quorum shall be the act of such committee. Only the Board of Directors shall have the power to fill vacancies in any committee. All action taken at any meeting of a committee shall be recorded in minutes of the meeting and each committee shall deliver such minutes to the Secretary of the Corporation to be filed with the books and records of the Corporation.

      (b) The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board of Directors, the member or members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

      (c) Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

      (d) Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

            Section 3.13. Application of Article. Whenever any provision of any other document relating to any committee of the Corporation named therein shall be in conflict with any provision of this Article III, the provisions of this
Article III shall govern, except that if such other document shall have been approved by a vote of the Board of Directors, the provisions of such other document shall govern, and except that the provisions of the Audit Committee Charter and the provisions of the Compensation and Governance Committee Charter shall govern.

            Section 3.14. Compensation. Each director who is not an employee or officer of the Corporation or its subsidiaries, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such compensation for such periods or such fees for attendance at meetings of the Board of Directors or of any committee, or both, as the Board of Directors or the Compensation and Governance Committee shall from time to time determine. The Board of Directors or the Compensation and Governance Committee may provide that the Corporation shall reimburse each director or member of a committee for any reasonable expenses incurred by him or her on account of his or her attendance at any such meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation or any of its subsidiaries or affiliates in any other capacity and receiving compensation therefor.

            Section 3.15. Entire Board of Directors. As used in these By-Laws, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies in the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

            Section 4.01. Number. The officers of the Corporation shall include a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, a Treasurer, a Controller, a General Counsel and such other officers as may be appointed in accordance with the provisions of Section
4.03. Any number of offices may be held by the same person.

            Section 4.02. Election, Term of Office and Qualifications. Each officer specifically designated in Section 4.01 shall be chosen by the Board of Directors within sixty (60) days after each annual election of directors, and shall hold his or her office until a successor shall have been chosen and qualified or until his or her earlier death or until he or she shall resign or shall have been removed in the manner provided in Section 4.04. The Chairman of the Board and the Chief Executive Officer shall be directors. No other officer need be a director.

            Section 4.03. Other Officers. The Board of Directors from time to time may choose other officers or agents, including, but not limited to, one or more Vice Chairmen, a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and one or more Assistant Controllers, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors from time to time may determine. The Chairman of the Board, the President or the Chief Executive Officer may appoint any such other officers or agents, other than a Chief Operating Officer, fix their term of office, and prescribe their respective authorities and duties.

            Section 4.04. Removal. Any officer may be removed either with or without cause by the vote of a majority of the directors; provided that any officer who reports to either the Chief Executive Officer or President or to some other officer who in turn reports to the Chief Executive Officer or the President may also be removed by action of the Chief Executive Officer or the President or such other officer, as the case may be.

            Section 4.05. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by any such officer and the acceptance of a resignation shall not be necessary to make it effective.

            Section 4.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term in the manner prescribed by these By-Laws for the regular election or appointment to such office.

            Section 4.07. The Chairman of the Board. The Chairman of the Board shall preside at meetings of the Board of Directors at which he or she is present, and shall give counsel and advice to the Board of Directors and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business. He or she shall perform such other duties as the Board of Directors may from time to time determine. The Chairman shall be a member of the Board of Directors. The Chairman shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

            Section 4.08. The President. Unless otherwise determined by the Board of Directors and except as otherwise vested in the Chief Executive Officer (if such position shall be held by a different person), the President shall be the chief executive officer of the Corporation and, subject to the overall direction and control of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and shall be a member of the Board of Directors. In the event of the death, absence, unavailability or disability of the Chairman of the Board, the President shall exercise all the powers and discharge all the duties of the Chairman. The President shall have power to sign all certificates, contracts, obligations and other instruments of the Corporation. The President shall do and perform all such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

            Section 4.09. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the overall direction and control of the Board of Directors, shall have general charge and control of the business and affairs of the

Corporation. In the event of the death, absence, unavailability or disability of the Chairman of the Board or the President, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the Chairman. The Chief Executive Officer shall do and perform all such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors. The Chief Executive Officer shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

            Section 4.10. The Chief Operating Officer. In the event the Board of Directors shall choose a Chief Operating Officer, the Chief Operating Officer shall be the chief operating officer of the Corporation responsible for directing, administering and coordinating the business operations of the Corporation in accordance with policies, goals and objectives established by the Board of Directors. The Chief Operating Officer shall generally assist the Chairman, the President and the Chief Executive Officer and perform such other duties as the Board of Directors or the Chairman, the President or the Chief Executive Officer shall prescribe. The Chief Operating Officer shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

            Section 4.11. The Vice Chairmen. The Vice Chairmen shall generally assist the Chairman, the President, the Chief Executive Officer and the Chief Operating Officer and perform such other duties as the Board of Directors or the Chairman or the President shall prescribe.

            Section 4.12. The Vice Presidents and Assistant Vice Presidents. The Vice Presidents and Assistant Vice Presidents shall perform such duties and may exercise such powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors, the Chairman, a Vice Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer. The Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents. In the event of the death, absence, unavailability or disability of the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer, the Board of Directors may, in its discretion, designate one or more Vice Presidents who shall, for the time being, act as Chairman of the Board, President, Chief Executive Officer or Chief Operating Officer; and when so acting, such Vice Presidents shall have all of the powers and discharge all of the duties of the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer, except as otherwise provided in Section
3.05 hereof. Each Vice President who has been designated an Executive Vice President or Senior Vice President shall, except where by law the signature of the President is required, possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Corporation.

            Section 4.13. The Secretary and the Assistant Secretaries. The Secretary shall:

      (1) Attend meetings of the stockholders and the Board of Directors, keep the minutes of such meetings and cause the same to be recorded in books provided for that purpose;

      (2) Prepare, or cause to be prepared, and submit to the Inspectors of election at each meeting of the stockholders a certified list, in alphabetical order, of the names of the stockholders entitled to vote at such meeting, together with the class and number of shares of stock held by each;

      (3) Provide that all notices are duly given in accordance with the provisions of these By-Laws or as required by statute;

      (4) Be custodian of the records and minutes of the Corporation, the Board of Directors and any committees thereof, and of the seal of the Corporation; see that the seal is affixed, if necessary, to all stock certificates prior to their issuance and to all documents the execution of which on behalf of the Corporation under its seal shall have been duly authorized and attest the seal when so affixed;

      (5) Provide that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed; and

      (6) In general, perform all duties and have all powers incident to the office of Secretary and perform such other duties and have such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

At the request of the Secretary, or in his or her absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations and other instruments of the Corporation, and to affix the seal of the Corporation to such instruments and attest the same.

            Section 4.14. Chief Financial Officer. The Chief Financial Officer shall, subject to the control of the Board of Directors, keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation and shall have other powers and perform such other duties as may be prescribed by the Board of Directors, the President or the Chief Executive Officer, or these By-Laws. The Chief Financial Officer shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

            Section 4.15. The Treasurer and the Assistant Treasurers. (a) The Treasurer shall, subject to the control of the Board of Directors and except as such powers and duties are otherwise vested in the Chief Financial Officer (if such position shall be held by a different person), have the care and custody of the funds including the borrowing thereof, the securities, receipts and disbursements of the Corporation; cause all moneys and other valuable effects to be deposited in the name and to the credit of the Corporation, in such banks or trust companies or with such bankers of other depositaries as shall be selected by the Board of Directors or Audit Committee, or pursuant to authority conferred by the Board of Directors or Audit Committee; cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation; cause to be taken and preserved paper vouchers for all moneys disbursed; render to the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Board of Directors or the Audit Committee, whenever requested, an account of his or her transactions as Treasurer; in general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors. The Treasurer shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

         (b) At the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer, or in case there shall be more than one Assistant Treasurer, the Assistant Treasurer designated by the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer, shall perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

            Section 4.16. The Controller and the Assistant Controllers. (a) The Controller shall cause to be kept correct books of accounts of all the business transactions of the Corporation, shall see that adequate audits thereof are currently and regularly made, shall examine and certify the accounts of the Corporation, shall render to the Board of Directors, the Audit Committee, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer, whenever requested, an account of the financial condition of the Corporation, and shall report to the Board of Directors, to the Audit Committee or to such officers as the Board of Directors may require. He or she shall perform such other duties and have such other powers as from time to time may be assigned to him or her by the Board of Directors.

      (b) At the request of the Controller, or in his or her absence or disability, the Assistant Controller, or in case there shall be more than one Assistant Controller, the Assistant Controller designated by the Board of Directors or by the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer, shall perform any of the duties of the Controller and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Controller.

            Section 4.17. General Counsel. The General Counsel shall be the chief legal officer of the Corporation and shall have responsibility for the general supervision of all matters of a legal nature concerning the Corporation. He or she shall perform all such duties commonly incident to his or her office or as properly required of him or her by the Chairman of the Board of Directors, the President, or the Chief Executive Officer. The General Counsel shall have the power to sign certificates, contracts, opinions and other documents of or on behalf of the Corporation.

            Section 4.18. Voting Shares in Other Corporations. Unless otherwise directed by the Board of Directors, shares in other corporations which are held by the Corporation shall be represented and voted only by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a proxy or proxies appointed by any of them.

            Section 4.19. Contracts. Any officer having the power to sign certificates, contracts, obligations and other instruments of the Corporation may delegate such power to any other officer or employee of the Corporation, provided that the officer having delegated such power shall be accountable for the actions of such other officer or employee.

                                   ARTICLE V

                              CERTIFICATES OF STOCK

            Section 5.01. Form, Transfer. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her attorney upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may require.

            Section 5.02. Signatures. The certificates of stock shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman or any Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer (except that where any such certificate is countersigned either (a) by a transfer agent other than the Corporation or its employee or (b) by a registrar other than the Corporation or its employee, any other signature on any such certificate may be a facsimile) and shall be countersigned and registered in such a manner, if any, as the Board of Directors may by resolution prescribe. In case any officer, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation or these By-Laws shall be amended to eliminate his or her office before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation or such office had not been eliminated, and such issuance and delivery shall constitute adoption thereof by the Corporation.

            Section 5.03. Lost Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, not exceeding double the value of the stock, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.

                                   ARTICLE VI

                               CHECKS, NOTES, ETC.

      All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations, bonds and other orders or instruments for the payment of money, shall be signed by such officer or officers, employee or employees, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors. The Board of Directors may, in its discretion, also provide for the countersignature or registration of any or all such orders, instruments or obligations for the payment of money.

                                  ARTICLE VII

                                  FISCAL YEAR

      The fiscal year of the Corporation shall be as specified by the Board of Directors.

                                  ARTICLE VIII

                                 CORPORATE SEAL

      The corporate seal shall be in such form as shall from time to time be approved by the Board of Directors. If and when so authorized by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary or Treasurer or by any Assistant Secretary or Assistant Treasurer. In lieu of the corporate seal, when so authorized by the Board of Directors, a facsimile of such corporate seal may be impressed or affixed or reproduced.

                                   ARTICLE IX

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

            Section 9.01. General. Subject to Section 9.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

            Section 9.02. Corporation Suit. Subject to Section 9.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 9.03. Authorization. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the current or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 9.01 or 9.02. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum,
(c) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (d) by the stockholders. To the extent, however, that a current or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

            Section 9.04. Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this
Article IX. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors or any person or persons designated by the Board of Directors deems appropriate.

            Section 9.05. Non-Exclusive Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, contract, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person, who is not specified in Section
9.01 or 9.02 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law, or otherwise.

            Section 9.06. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article IX.

            Section 9.07. Definitions. For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provision of this Article X with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

            Section 9.08. Continuing Nature. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

            Section 9.09. Limitation. Notwithstanding anything contained in this
Article IX to the contrary, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

                                   ARTICLE X

                         RELIANCE ON RECORDS AND REPORTS

      Each director, officer or member of any committee designated by, or by authority of, the Board of Directors, shall in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation or any of its subsidiaries, or upon reports made to the Corporation or any of its subsidiaries by any official of the Corporation or of a subsidiary or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee.

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                                   ARTICLE XI

                                   AMENDMENTS

      The Board of Directors shall have the express power, without a vote of stockholders, to adopt any By-Law, and to amend, alter or repeal these By-Laws, except to the extent that these By-Laws or the Certificate of Incorporation otherwise provide. The Board of Directors may exercise such power upon the affirmative vote of a majority of the entire Board of Directors; provided, however, that notwithstanding the foregoing, the Board of Directors may alter, amend or repeal By-Laws in conflict with Section 3.05 of these By-Laws or this
Article 11 of these By-Laws only be a resolution adopted by 66 2/3% vote of the entire Board of Directors. Stockholders may not adopt any By-Law, nor amend, alter or repeal these By-Laws of the Corporation, except upon the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of Voting Stock, voting together as a single class. These By-Laws may be altered, amended or repealed at any meeting of the Board of Directors, provided that notice of such proposed alteration, amendment or repeal is contained in the notice of such meeting of the Board of Directors.